Exhibit 32

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Daniel R. DiMicco, Chairman and Chief Executive Officer (principal executive officer) of Nucor Corporation (the “Registrant”), certify, to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2012 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel R. DiMicco
Name:	Daniel R. DiMicco
Date:	August 8, 2012